EXHIBIT 10.3

AMENDMENT TO
WARRANT TO PURCHASE SHARES OF COMMON STOCK OF ZAP

This Amendment to the Warrant to Purchase Shares of Common Stock of ZAP (this “Warrant Amendment”) are made and entered into as of August 5, 2015, by and among ZAP, a California corporation (the “Company”) and Cathaya Capital, L.P., a Cayman Islands exempted limited partnership, or its registered assigns (the “Holder”).

RECITALS

A.   The Company and the Holder are parties to that certain Warrant to Purchase Shares of Common Stock of ZAP dated August 6, 2009, pursuant to which the Holder has the right to purchase up to 10,000,000 shares of Common Stock (as subject to adjustment pursuant to the terms of the warrant), as may be amended from time to time (the “Warrant”).

B.   All capitalized terms set forth herein shall (unless otherwise defined herein) have the meanings given to them in the Warrant.

C.   On August 6, 2014 the Company and the Holder decided to extend the expiration date of the Warrant to August 6, 2015.

D.   The Company and the Holder desire to extend the expiration date of the Warrant to December 31st, 2016.

E.   Pursuant to Section 11(a) of the Warrant, the Warrant may be amended by a written instrument referencing the Warrant and signed by the Company and the Holder.

AGREEMENT

NOW THEREFORE, the parties hereby agree as follows:

1.   AMENDMENT TO THE WARRANT.

1.1 Section 8 of the Warrant is hereby amended and restated in its entirety to read as follows:

“Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Pacific time, on December 31st, 2016.

2.   NO OTHER AMENDMENTS.  Except as expressly set forth above, all of the terms and conditions of the Note and the Warrant remain in full force and effect.

3.   GOVERNING LAW.  This Note Amendment and Warrant Amendment will be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.   COUNTERPARTS.  This Note Amendment and Warrant Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same instrument.

5.   FACSIMILE SIGNATURES.  This Note Amendment and Warrant Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.  The original signature copy shall be subsequently delivered to the other parties.  The failure to deliver the original signature copy and/or the non receipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Note Amendment and this Warrant Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Warrant to Purchase Shares of Common Stock of ZAP as of the date first written above.

ZAP

By: /s/ Alex Wang	By: /s/ Chuck Schillings
Name: Alex Wang	Name: Chuck Schillings
Title: Co-CEO	Title: Co-CEO

CATHAYA CAPITAL L.P.

By: /s/ Priscilla Lu
Name: Priscilla Lu
Title: General Partner